                                 SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  Confidential, for Use of the
                                              Commission Only (as Permitted by
                                              Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12


                            METASOLV SOFTWARE, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:
     (2) Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     (4) Proposed maximum aggregate value of transaction:
     (5) Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
     (2) Form, Schedule or Registration Statement No.:
     (3) Filing Party:
     (4) Date Filed:

Notes:

                        [Metasolv Software, Inc. Logo]

                            METASOLV SOFTWARE, INC.
                             5560 Tennyson Parkway
                              Plano, Texas 75024

                                April 14, 2000

TO THE STOCKHOLDERS OF METASOLV SOFTWARE, INC.

Dear Stockholder:

   You are cordially invited to attend the Annual Meeting of Stockholders of MetaSolv Software, Inc. (the "Company"), which will be held at the Company's headquarters located at 5560 Tennyson Parkway, Plano, Texas 75024, on Tuesday, May 16, 2000, at 10:00 a.m.

   Details of the business to be conducted at the Annual Meeting are given in the attached Proxy Statement and Notice of Annual Meeting of Stockholders.

   It is important that your shares be represented and voted at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. Returning the proxy does NOT deprive you of your right to attend the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

   On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company. We look forward to seeing you at the Annual Meeting.

                                          Sincerely,

                                          /s/ James P. Janicki
                                          James P. Janicki
                                          President, Chief Executive Officer
                                          and Director

                        [Metasolv Software, Inc. Logo]

                            METASOLV SOFTWARE, INC.
                             5560 Tennyson Parkway
                              Plano, Texas 75024

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            To be held May 16, 2000

   The Annual Meeting of Stockholders (the "Annual Meeting") of MetaSolv Software, Inc. (the "Company") will be held at the Company's headquarters, located at 5560 Tennyson Parkway, Plano, Texas, 75024, on Tuesday, May 16, 2000, at 10:00 a.m. for the following purposes:

  1. To elect two directors of the Board of Directors to serve until their three-year term expires or until their successors have been duly elected and qualified;

  2. To ratify the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2000; and

  3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

   The foregoing items of business are more fully described in the attached Proxy Statement.

   Only stockholders of record at the close of business on March 31, 2000 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. A list of such stockholders will be available for inspection at the Company's headquarters located at 5560 Tennyson Parkway, Plano, Texas, during ordinary business hours for the ten-day period prior to the Annual Meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          /s/ Jonathan K. Hustis
                                          Jonathan K. Hustis
                                          Vice President--Business Services,
                                           General Counsel and Corporate
                                           Secretary

Plano, Texas
April 14, 2000


                                   IMPORTANT

    WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

                            METASOLV SOFTWARE, INC.
                             5560 Tennyson Parkway
                              Plano, Texas 75024

                                PROXY STATEMENT
                      FOR ANNUAL MEETING OF STOCKHOLDERS
                            To be held May 16, 2000

   These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of MetaSolv Software, Inc., a Delaware corporation (the "Company"), for the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Company's headquarters, located at 5560 Tennyson Parkway, Plano, Texas 75024, on Tuesday, May 16, 2000, at 10:00 a.m., and at any adjournment or postponement of the Annual Meeting. These proxy materials were first mailed to stockholders on or about April 14, 2000.

                              PURPOSE OF MEETING

   The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.

                   VOTING RIGHTS AND SOLICITATION OF PROXIES

   The Company's Common Stock is the only type of security entitled to vote at the Annual Meeting. On March 31, 2000, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were 35,103,916 shares of Common Stock outstanding. Each stockholder of record on March 31, 2000 is entitled to one vote for each share of Common Stock held by such stockholder. Shares of Common Stock may not be voted cumulatively. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Quorum Required

   The Company's bylaws provide that the holders of a majority of the Company's Common Stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

Votes Required

   Proposal 1. Directors are elected by a plurality of the affirmative votes cast by those shares present in person, or represented by proxy, and entitled to vote at the Annual Meeting. The two nominees for director receiving the highest number of affirmative votes will be elected. Abstentions and broker non-votes will not be counted toward a nominee's total. Stockholders may not cumulate votes in the election of directors.

   Proposal 2. Ratification of the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2000 requires the affirmative vote of a majority of those shares present in person, or represented by proxy, and cast either affirmatively or negatively at the Annual Meeting. Abstentions and broker non-votes will not be counted as having been voted on the proposal.

Proxies

   Whether or not you are able to attend the Company's Annual Meeting, you are urged to complete and return the enclosed proxy, which is solicited by the Company's Board of Directors and which will be voted as you direct on your proxy when properly completed. In the event no directions are specified, such proxies will be voted FOR the Nominees of the Board of Directors (as set forth in Proposal No. 1), FOR Proposal No. 2, and in the discretion of the proxy holders as to other matters that may properly come before the Annual Meeting. You may also revoke or change your proxy at any time before the Annual Meeting. To do this, send a written notice of revocation or another signed proxy with a later date to the Secretary of the Company at the Company's principal executive offices before the beginning of the Annual Meeting. You may also automatically revoke your proxy by attending the Annual Meeting and voting in person. All shares represented by a valid proxy received prior to the Annual Meeting will be voted.

Solicitation of Proxies

   The Company will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any additional soliciting material furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs of forwarding the solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram, or other means by directors, officers, employees or agents of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

   The Company currently has authorized seven directors. In accordance with the terms of the Company's Certificate of Incorporation, the Board of Directors is divided into three classes: Class I, whose term will expire at the 2000 Annual Meeting; Class II, whose term will expire at the 2001 Annual Meeting; and Class III, whose term will expire at the 2002 Annual Meeting. At the 2000 Annual Meeting, two directors will be elected to serve until the Annual Meeting to be held in 2003 or until his or her respective successor is elected and qualified. The Board of Directors has selected two nominees as the nominees for Class I. One of the nominees for the Board of Directors is currently a director of the Company; both nominees are set forth below. The proxy holders intend to vote all proxies received by them in the accompanying form for the nominees for directors listed below. In the event any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for the nominees listed below. As of the date of this Proxy Statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as a director.

Nominees for Term Ending in 2003

   Set forth below is information regarding the nominees, including their ages, the period during which they have served as directors, and information furnished by them as to principal occupations and directorships held by them in corporations whose shares are publicly registered.

                                                                    Director
      Name                                                           Since   Age
      ----                                                          -------- ---
      David R. Semmel..............................................   1994    42
      Royce J. Holland.............................................    New    51

   Mr. Semmel has served as a director of the Company since January 1994. Mr. Semmel has been a member of the general partner of Kettle Partners, LP, a venture capital fund focusing on Internet and telecommunications investments since its inception in 1997. Mr. Semmel has been a principal of the general partner of Pangaea, LP, an equity hedge fund, since its inception in 1993. He has been the general partner of Pangaea Partners, LP, an investment partnership, since 1988.

   Mr. Holland has been a Co-founder, Chairman of the Board, and CEO of Allegiance Telecom, since its inception in 1997. Previously, Mr. Holland was at MFS Communications Company, Inc., as a Co-founder and a Director from its inception in 1988, and also as President from 1990, through the completion of its merger with WorldCom in December 1996. In January 1993, Mr. Holland was appointed by President George Bush to the National Security Telecommunications Advisory Committee. Mr. Holland has over twenty-five years experience in the telecommunications, independent power and engineering/construction industries. He serves as a director of the following companies in addition to Allegiance:
Choice One Communications, CompleTel, CSG Systems International.

   Set forth below is information regarding the continuing directors of the Company, including their ages, the period in which they have served as directors, and information furnished by them as to principal occupations and directorships held by them in corporations whose shares are publicly registered.

                                                                    Director
      Name                                                           Since   Age
      ----                                                          -------- ---
      James P. Janicki.............................................   1994    44
      John W. White................................................   1998    60
      William N. Sick..............................................   1992    64
      John D. Thornton.............................................   1996    34
      Barry F. Eggers..............................................   1998    36

   James P. Janicki co-founded MetaSolv in July 1992 and since such time has served in various capacities. Mr. Janicki was appointed Chief Executive Officer in May 1999. He has served as President and a director of MetaSolv since April 1994. From June 1982 to July 1992, Mr. Janicki was at Texas Instruments where he served in many capacities, including as the manager of the Texas Instruments' CASE consulting practice from July 1987 to August 1990 and as the manager of the Template software business from August 1990 until July 1992. Texas Instruments develops and manufactures semiconductors and other products in the electrical and electronics industry. Mr. Janicki is the husband of Ms. Brown, our Vice President-Marketing.

   John W. White has been a member of MetaSolv's Board of Directors since December 1998 and Chairman of the Board of Directors since August 1999. Mr. White was Vice President and Chief Information Officer for Compaq Computer, a developer and marketer of computer hardware and software, from February 1994 to October 1998, where he served as a member of the executive management team for Compaq, overseeing their worldwide information systems activities. Prior to February 1994, Mr. White was President of the Information Technology Group and Chief Information Officer for Texas Instruments. Mr. White serves as a director of Citrix, a provider of server-based computing solutions.

   William N. Sick, Jr. co-founded MetaSolv and has been a member of MetaSolv's Board of Directors since July 1992. Mr. Sick is co-manager of the manager of Signature Capital, a venture capital firm, and Chairman, President and Chief Executive Officer of Business Resources International, Inc., a business services firm. He has held these positions since April 1997 and September 1989, respectively. He formerly was Chairman of Aware, Chief Executive Officer of American National Can Company and President of Texas Instruments Semiconductor Group.

   John D. Thornton has been a member of MetaSolv's Board of Directors since June 1996. Mr. Thornton is a General Partner of Austin Ventures, a venture capital firm, where he has been employed since 1991. Mr. Thornton serves as a director of Vignette, a developer of Internet relationship management software, and Mission Critical Software, a developer of enterprise-scale Windows NT systems administration and management software products.

   Barry F. Eggers has been a member of MetaSolv's Board of Directors since June 1998. Mr. Eggers has been a general partner of Weiss, Peck & Greer Venture Partners since February 1997. Prior to joining Weiss, Peck & Greer Venture Partners, a venture capital firm, he served in several capacities at Cisco Systems, a worldwide leader in networking for the Internet, including Director of Business Development and Director of Field Operations for the company's ATM Business Unit.

Board of Directors Meetings and Committees

   During the fiscal year ended December 31, 1999, the Board of Directors held twelve (12) meetings. For the fiscal year, each of the directors during the term of his or her tenure attended or participated in at least 75% of the aggregate of (i) the total number of meetings or actions by written consent of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which each such director served. The Board of Directors has two (2) standing committees: the Audit Committee and the Compensation Committee.

   During the fiscal year ended December 31, 1999, the Audit Committee of the Board of Directors held one (1) meeting. The Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company's independent accountants, the scope of the annual audits, fees to be paid to the independent accountants, the performance of the Company's independent accountants and the accounting practices of the Company. The members of the Audit Committee are Mr. Thornton and Mr. Eggers.

   During the fiscal year ended December 31, 1999, the Compensation Committee of the Board of Directors held no formal meetings, but acted by written consent on eight (8) occasions. The Compensation Committee establishes salaries, incentives and other forms of compensation for officers and other employees of the Company and administers the incentive compensation and benefit plans of the Company. The members of the Compensation Committee are Mr. Sick and Mr. Thornton.

Director Compensation

   Non-employee directors receive $1,500 for each Board of Directors or standing committee meeting attended in person, and $200 per meeting attended by teleconference. All directors are reimbursed for reasonable expenses incurred by them in attending Board of Directors and committee meetings.

   Each non-employee director (other than venture capital investors and founders who hold Company stock) will be granted an option to purchase up to 30,000 shares of the Company's Common Stock (up to 10,000 shares for each completed year of his or her term) under the Long-Term Incentive Plan on the date of the Annual Meeting, or, if later, on the date he or she is elected to the Board of Directors. Each option will have an exercise price equal to the fair market value of the Company's Common Stock on the date of grant, will have a term to be determined by the Compensation Committee and will generally terminate within a specified time, as defined in the Long-Term Incentive Plan, following the date the option holder ceases to be a director. Each continuing non-employee director will receive an additional award of a formula option of up to 30,000 shares upon each subsequent election to the Board of Directors. Each option will vest in equal annual installments over the term of the director.

Recommendation of the Board of Directors

   The Board of Directors recommends a vote "FOR" the nominees listed herein.

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth, as of February 29, 2000, certain information with respect to shares beneficially owned by (i) each person who is known by the Company to be the beneficial owner of more than five percent of the Company's outstanding shares of Common Stock, (ii) each of the Company's directors and the executive officers named in the Summary Compensation Table and (iii) all current directors and executive officers as a group. Each person named below has an address in care of the Company's principal executive offices. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within sixty (60) days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual voting power at any particular date. Applicable percentage of ownership as of February 29, 2000 is based upon 34,996,600 shares of Common Stock outstanding.

                                                         Shares Beneficially
                                                        Owned as of February
                                                              29, 2000
                                                        ---------------------
                                                        Number of  Percentage
Beneficial Owner                                          Shares    of Class
----------------                                        ---------- ----------
John D. Thornton.......................................  7,736,141   22.11%
 Entities affiliated with Austin Ventures(1)
Michael J. Watters(2)..................................  4,109,433   11.74
William N. Sick, Jr....................................  5,148,949   14.71
 Business Resources International, Inc.(3)
Barry F. Eggers........................................  1,928,262    5.51
 Entities affiliated with Weiss, Peck & Greer(4)
James P. Janicki(5)....................................  1,722,586    4.69
Dana R. Brown(5).......................................  1,722,586    4.69
David R. Semmel(6).....................................  1,239,921    3.54
Adam Solomon(7)........................................  1,144,646    3.27
Royce J. Holland.......................................      1,000       *
John W. White(8).......................................     95,000       *
Joseph W. Pollard(9)...................................    505,168    1.44
Eleanor M. Luce(10)....................................    320,000       *
Sidney Sack(11)........................................    669,418    1.88
All directors and executive officers as a group (15
 persons)(12).......................................... 25,459,521   66.49%

--------
  * Less than 1%
 (1)Includes 28,280 shares held by John Thornton Family I, Ltd., 2,169,186 shares held by Austin Ventures IV-A, L.P., 4,550,311 shares held by Austin Ventures IV-B, L.P., 957,922 shares held by Austin Ventures VI, L.P. and 26,942 shares held by Austin Ventures VI Affiliates Fund, L.P. Mr. Thornton, one of our directors, is a Partner of AV Partners IV, L.P., which is the general partner of Austin Ventures IV-A, L.P. and Austin Ventures IV-B, L.P., and a general partner of AV Partners VI, L.P., which is the general partner of Austin Ventures VI, L.P. and Austin Ventures VI Affiliates Fund, L.P. Mr. Thornton disclaims beneficial ownership of the shares held by John Thornton Family I, Ltd., Austin Ventures IV-A, L.P., Austin Ventures IV-B, L.P., Austin Ventures VI, L.P. and Austin Ventures VI Affiliates Fund, L.P., except to the extent of his pecuniary interest therein arising from his partnership interest in John Thornton Family I, Ltd., AV Partners IV, L.P. and AV Partners VI, L.P., as the case may be.
(2) Consists of 410,944 shares held by The Watter's Children Trust, 780,000 shares held by Mike and Carole Watters Charitable Remainder Trust and 2,918,489 shares held by MCDA International Partnership, Ltd.

 (3) Includes 2,842,400 shares held by Business Resources International, Inc., 258,400 shares held by Jill Melanie Sick 1991 Trust, 258,400 shares held by David Louis Sick 1991 Trust, 129,200 shares held by Louis Pitchlyn Williams 1992 Trust and 19,052 shares held by Jill M. Sick.
 (4) Includes 824,672 shares held by WPG Enterprise Fund III, L.L.C., 943,036 shares held by Weiss, Peck & Greer Venture Associates IV, L.L.C., 119,120 shares held by Weiss, Peck & Greer Venture Associates IV Cayman, L.P. and 36,434 shares held by WPG Information Sciences Entrepreneur Fund, L.P. Mr. Eggers, one of our directors, is a Managing Member of WPG VC Fund Adviser, L.L.C., which is the Fund Investment Advisory Member of WPG Enterprise Fund III, L.L.C. and Weiss, Peck & Greer Venture Associates IV, L.L.C., is the general partner of WPG Information Sciences Entrepreneur Fund, L.P. and is a general partner of Weiss, Peck & Greer Venture Associates IV Cayman, L.P. Mr. Eggers disclaims any beneficial ownership of the shares held by these funds, except to the extent of his pecuniary interests therein.
 (5) Consists of (i) 186,770 shares held of record by Mr. Janicki and Ms. Brown, joint tenants, (ii) 1,410,144 shares subject to stock options held by Mr. Janicki that are exercisable within 60 days of February 29, 2000, of which 190,144 are currently subject to a right of repurchase, and
     (iii) 125,672 shares subject to stock options held by Ms. Brown that are exercisable within 60 days of February 29, 2000, of which 60,000 are currently subject to a right of repurchase.
 (6) Includes 228,651 shares held by Kettle Partners, L.P. and 308,650 shares held by Pangaea Partners, L.P. Mr. Semmel, one of our directors, is a member of Moraine, L.L.C., the general partner of Kettle Partners, L.P., and is the sole general partner of Pangaea Partners, L.P. Mr. Semmel disclaims beneficial ownership of all shares held by Kettle Partners, L.P., except to the extent of his pecuniary interest, and all shares held by Pangaea Partners, L.P.
 (7) Includes 471,088 shares held by CKS Family Trust and 123,362 shares held by Anthony M. Solomon-1990 Trust.
 (8) Consists of 95,000 shares subject to stock options held by Mr. White that are exercisable within 60 days of February 29, 2000, of which 66,666 are currently subject to a right of repurchase.
 (9) Includes 25,744 shares subject to stock options held by Mr. Pollard that are exercisable within 60 days of February 29, 2000, of which 4,185 are currently subject to a right of repurchase.
(10) Includes 256,000 shares subject to stock options held by Ms. Luce that are exercisable within 60 days of February 29, 2000, all of which are currently subject to a right of repurchase.
(11) Includes 650,416 shares subject to stock options held by Mr. Sack that are exercisable within 60 days of February 29, 2000, of which 530,416 are currently subject to a right of repurchase.
(12) Includes 3,291,580 shares subject to stock options that are exercisable within 60 days of February 29, 2000, of which 1,783,411 are currently subject to right of repurchase.

                         COMPENSATION COMMITTEE REPORT

Responsibilities and Composition of the Committee

   The Compensation Committee of the Company's Board of Directors (the "Committee") is responsible for (i) establishing compensation programs for the executive officers of the Company designed to attract, motivate and retain key executives responsible for the Company's success; (ii) administering and maintaining such programs in a manner that will benefit the long-term interests of the Company and its stockholders; and (iii) determining the compensation of the Company's Chief Executive Officer. The Committee is composed of two directors, currently Mr. Sick and Mr. Thornton. Neither of these directors has ever served as an employee of the Company.

   This report describes the philosophy that underlies the cash and equity-based components of the Company's executive compensation program. It also describes the details of each element of the program, as well as the rationale for compensation paid to the Company's Chief Executive Officer and its executive officers in general.

   For the 1999 fiscal year, the process used by the Committee in determining executive officer compensation levels was based on the subjective judgment of the Committee. Among the factors considered by the Committee were the recommendations of the Company's Chief Executive Officer. However, the Committee made the final compensation decisions concerning each officer.

Compensation Philosophy and Objectives

   The Committee believes that the Company's executive officer compensation should be determined according to a competitive framework and based on overall financial results, individual contributions and teamwork that help build value for the Company's stockholders. Within this overall philosophy, the Committee bases the compensation program on the following principles:

  . Compensation levels for executive officers are benchmarked to the outside market, using published industry data relevant to his or her position. Compensation decisions are made by referring to information regarding two groups of companies: companies with which the Company is expected to compete for executive talent; and companies within the industry groups with which the Company can expect to compete for investors.

  . The total compensation opportunity is targeted to the middle-range of these companies; incremental amounts may be earned above or below that level depending upon corporate and individual performance. The Committee considers it essential to the vitality of the Company that the total compensation opportunity for executive officers remains competitive with similar companies in order to attract and retain the talent needed to manage and build the Company's business.

  . Compensation is tied to performance. A significant part of the total compensation opportunity is at risk, to be earned only if specific goals are met.

  . Incentive compensation is designed to reinforce the achievement of both short- and long-term corporate objectives.

Compensation of Executive Officers Generally

   The Company's executive compensation program is designed to link executive pay to Company performance and to provide an incentive to executives to manage the Company with a principal view to enhancing stockholder value.

   Generally, the Company's executive compensation program makes a significant portion of each executive's cash compensation contingent upon growth and improvement in the Company's results of operations, with the potential to earn exceptional rewards for exceptional performance. More specifically, the program is designed to provide compensation for meeting and exceeding internal goals and to provide incentives to increase the market value of the Company's Common Stock. The program also is designed to attract and retain talented executives who are essential to the Company's long-term success within a highly competitive industry that demands unique talents, skills and capabilities.

   Compensation criteria are evaluated annually to ensure they are appropriate and consistent with the business objectives that are important in meeting the Company's earnings per share, operating profit and revenue goals and in enhancing stockholder value. The Company's executive compensation policies and programs are intended to: (i) provide rewards contingent upon Company and individual performance; (ii) link executive compensation to sustainable increases in and the preservation of stockholder value; (iii) promote teamwork among executives and other Company employees; (iv) effect retention of a strong management team; and (v) encourage personal and professional development and growth.

   The primary components of the Company's executive compensation program are salary, performance bonuses and stock options.

   Base Salary. The Committee reviews the salary of each of its executive officers annually. The Committee's review takes into consideration both the Company's performance with respect to earnings per share, operating profits and revenue, and also the duties and performance of each executive. In making salary recommendations or decisions, the Committee exercises its discretion and judgment based on the foregoing criteria, without applying a specific formula to determine the weight of each factor considered. The Committee also considers equity and fairness when comparing base salaries of executives.

   Incentive Bonuses. The Company has established a bonus system for executive officers based on certain financial performance criteria, including revenue growth, profitability and percentage performance compared to established targets. Executive officers can earn bonuses equal to between 30% and 75% of their respective base salaries. The bonus payable, if any, is contingent upon the attainment of objectives determined by the Committee. Other senior managers have similar bonus arrangements.

   Stock Options and Equity Compensation. The Committee believes that granting stock options and other forms of equity compensation to executive officers and other key employees is an important method of enhancing long-term profitability and stockholder value. The Committee views its Long-Term Incentive Plan as a vehicle to attract and retain experienced employees and to align the employee's economic incentives with those of the Company's stockholders. Under the Long-Term Incentive Plan, the Committee may grant options and other forms of equity compensation to executive officers who are expected to contribute materially to the Company's future success. In determining the size of stock option and other equity grants, the Committee focuses primarily on the Company's performance and the perceived role of each executive in accomplishing such performance objectives, as well as the satisfaction of individual performance objectives.

   The Committee intends to continue using stock options and other forms of equity compensation as the primary long-term incentive for the Company's executive officers. Because they generally provide rewards to executives only to the extent the Company's stock price increases after the options or other equity awards are granted, the Committee feels that stock options and other equity awards granted under the Long-Term Incentive Plan are an appropriate means to provide executives with incentives that closely align their interests with those of stockholders and thereby encourage them to promote the ongoing success of the Company.

Policy on Deductibility of Compensation

   It is the responsibility of the Committee to address the provisions of
Section 162(m) of the Internal Revenue Code which, except in the case of "performance-based compensation" and certain other types of compensation, limits to $1,000,000 the amount of the Company's federal income tax deduction for compensation paid to the Chief Executive Officer and the other four most highly paid executive officers. In that regard, the Committee must determine whether any actions with respect to Section 162(m) should be taken by the Company. At this time, the Committee has determined that the Section 162(m) deduction limitation does not apply because the Company falls within the extended reliance period for corporations that become publicly held in connection with an initial public offering. The Committee will continue to monitor the reliance period and will take appropriate action when it is warranted in the future.

Chief Executive Officer Compensation

   The Chief Executive Officer's salary, bonus and long-term awards follow the policies set forth above. For the 1999 fiscal year, Mr. Janicki's base salary was $183,750. Mr. Janicki earned a bonus in the amount of $100,328 in 1999. He also received $14,217 in profit sharing and/or matching contributions under the Company's 401(k) Plan. Mr. Janicki was awarded stock options to purchase 200,000 shares of Common Stock in 1999 at an exercise price equal to 100% of the fair market value on the date of the grant. The options granted will vest over five years.

   The foregoing report has been approved by all of the members of the Committee.

                                          THE COMPENSATION COMMITTEE

                                          William N. Sick
                                          John D. Thornton

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   None of the members of the Compensation Committee is currently or has been, at any time since the formation of the Company, an officer or employee of the Company. No member of the Compensation Committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Board of Directors or Compensation Committee.

                            STOCK PERFORMANCE GRAPH

   The graph set forth below compares the cumulative total stockholder return on the Company's Common Stock between November 18, 1999 and December 31, 1999 with the cumulative total return of (i) the Nasdaq National Market Composite Index and (ii) the Morgan Stanley High Tech Index (the "MS High Tech Index"), over the same period. This graph assumes the investment of $100.00 on November 18, 1999 in the Company's Common Stock, in the Nasdaq National Market Composite Index and the MS High Tech Index, and assumes the reinvestment of dividends, if any.

   The comparisons shown in the graph below are based upon historical data. The Company cautions that the stock price performance shown in the graph below is not indicative of, nor intended to forecast, the potential future performance of the Company's Common Stock. Information used in the graph was obtained from Morgan Stanley Dean Witter, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

                COMPARISON OF 1 MONTH CUMULATIVE TOTAL RETURN*
            AMONG METASOLV SOFTWARE, INC., THE NASDAQ STOCK MARKET
              (U.S.) INDEX AND THE MORGAN STANLEY HIGH TECH INDEX



[Graph]
--------
* $100 invested on 11/18/99 in stock or index--including reinvestment of dividends, fiscal year ending December 31.

                                                               11/18/99 12/31/99
                                                               -------- --------
      MetaSolv Software, Inc.................................. $100.00  $430.26
      Nasdaq National Market Composite Index..................  100.00   121.67
      Morgan Stanley High Tech Index..........................  100.00   117.60

   The Company effected its initial public offering of its Common Stock on November 17, 1999 and trading of the Company's Common Stock commenced on November 18, 1999. The price to the public on November 18, 1999 was $19 per share. The graph above commences with the price of $19 per share on November 18, 1999.

   Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Report and Stock Performance Graph shall not be deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

                            MANAGEMENT COMPENSATION

General

   The following table sets forth all compensation awarded or earned by the Company's Chief Executive Officer and the four other most highly paid executive officers during the last two fiscal years (the "Named Executive Officers"):

                          Summary Compensation Table

                                                                  Long-Term
                                      Annual Compensation        Compensation
                                 ------------------------------  ------------
   Name and Principal     Fiscal                   Other Annual  Other Annual    All Other
        Position           Year   Salary   Bonus   Compensation  Compensation Compensation(1)
   ------------------     ------ -------- -------- ------------  ------------ ---------------
James P. Janicki........   1999  $183,750 $100,328   $      0      200,000        $14,217
President and Chief
 Executive Officer         1998   139,375   86,610          0      200,000          9,390

Joseph W. Pollard.......   1999   158,125   98,828          0      120,000         12,585
Vice President--Sales      1998   110,000   82,516          0            0          7,484

Dana R. Brown...........   1999   146,500   82,040          0      120,000          8,613
Vice President--
 Marketing                 1998   118,185   20,703          0      100,000          4,797

Eleanor M. Luce.........   1999   134,077   75,083          0      320,000          6,385
Vice President--Services   1998         0        0          0            0              0

Sidney V. Sack..........   1999   129,792   72,683    140,141(2)   800,000          9,434
Chief Operating Officer    1998         0        0     34,348(2)         0              0

--------
(1) Represents contributions made by the Company to all of our Named Executive Officers under our 401(k) / profit sharing plan.
(2) Represents consulting fees and reimbursable expenses in the amount of $34,348 in 1998 and $67,224 in 1999, paid to Mr. Sack while Mr. Sack performed services as a consultant for the Company prior to his employment with the Company, and a one-time signing/relocation bonus during 1999 in the amount of $72,917.

Executive Option Grants

   The following table contains information concerning the stock option grants made to each of the Named Executive Officers in 1999.

                         Option Grants in Fiscal 1999

                                                                       Potential Realizable
                                                                         Value at Assumed
                                                                       Annual Rates of Stock
                                                                        Price Appreciation
                                       Individual Grants                for Option Term(4)
                         --------------------------------------------- ---------------------
                         Number of    Percent of
                         Securities Total Options  Exercise
                         Underlying   Granted to    Price
                          Options    Employees in    Per    Expiration
          Name           Granted(1) Fiscal 1999(2) Share(3)    Date        5%        10%
          ----           ---------- -------------- -------- ---------- ---------- ----------
James P. Janicki........  200,000         6.2%      $3.65    6/15/09   $  459,093 $1,163,432
Joseph W. Pollard.......  120,000         3.7        3.65    6/15/09      275,456    698,059
Dana R. Brown...........  120,000         3.7        3.65    6/15/09      275,456    698,059
Eleanor M. Luce.........  320,000        10.0        3.50     3/4/09      704,362  1,784,992
Sidney V. Sack..........  480,000        15.0        3.65     4/5/09    1,101,823  2,792,237
Sidney V. Sack..........  320,000        10.0        3.65    6/15/09      734,549  1,861,491

--------
(1) Generally, most of the shares under the options listed in the table are immediately exercisable, but are subject to repurchase by the Company at the original exercise price paid per share upon the optionee's cessation of service prior to vesting in such shares. The repurchase right lapses and the optionee vests in 20% of the option shares upon completion of 12 months of service from the vesting start date, and in the balance in a series of equal annual installments over the next four years of service. Normally, any option shares that are not immediately exercisable will vest and become exercisable as to 20% of the stock upon completion of 12 months of service from the vesting start date, with the balance vesting in a series of equal annual installments over the next four years of service. The option shares will vest upon the dissolution of liquidation of the Company, or on certain reorganizations where there is no plan to convert or exchange the options into option shares of the surviving entity, unless our repurchase right with respect to the unvested option shares is transferred to the acquiring entity. Each of the options has a ten-year term, subject to earlier termination in the event of the optionee's cessation of service with the Company.
(2) Based upon options to purchase an aggregate of 3,209,200 shares of Common Stock granted to employees of the Company in 1999 under the Long-Term Incentive Plan.
(3) Prior to the initial public offering, the exercise price was equal to the fair market value of the Company's Common Stock as valued by the Board of Directors on the date of grant. The fair market value of our Common Stock was estimated by the Board of Directors on the basis of the purchase price paid by investors for shares of the Company's preferred stock (taking into account the liquidation preference and other rights, privileges and preferences associated with the preferred stock) and an evaluation by the Board of Directors of the Company's revenues, operating history and prospects, as well as reviews performed by a professional appraisal company.
(4) The potential realizable value is calculated based on the term of the option at the time of grant (ten years). Annual stock price appreciation of 5% and 10% is assumed pursuant to rules promulgated by the Securities and Exchange Commission and does not represent the Company's prediction of its stock price performance. The potential realizable values at 5% and 10% appreciation are calculated by assuming that the estimated fair market value on the date of grant appreciates at the indicated rate for the entire term of the option and that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price. (See footnote (3) for information on how the fair market value of the Company's Common Stock was estimated.)

Option Exercises and Holdings

   The following table sets forth information concerning stock options exercised by the Named Executive Officers during 1999, as well as the value of unexercised options held by such persons on December 31, 1999. The values for in-the-money options (which represent the positive spread between the exercise price of any existing stock options and $81.75 per share, the closing price of the Common Stock as reported by the Nasdaq National Market on December 31,
1999) also are included.

                   Aggregate Option Exercises in Fiscal 1999
                       and Fiscal Year-End Option Values

                                                    Number of
                                              Securities Underlying     Value of Unexercised
                          Shares              Unexercised Options at   In-the-Money Options at
                         Acquired              December 31, 1999(2)     December 31, 1999(2)
                           Upon      Value    ------------------------ -----------------------
          Name           Exercise Realized(1)   Vested     Unvested      Vested     Unvested
          ----           -------- -----------   ------    ------------ ----------- -----------
James P. Janicki........ 100,000  $  341,500      990,000     610,000  $80,638,250 $48,962,750
Joseph W. Pollard....... 112,000   1,418,480           --     288,000           --  23,049,720
Dana R. Brown...........  21,270      97,015       82,000     216,730    6,672,980  17,230,883
Eleanor M. Luce.........  35,430       5,315           --     284,570           --  22,267,603
Sidney V. Sack..........  27,396   2,009,497       12,604     760,000      984,372  59,356,000

--------
(1) Calculated as the difference between the fair market value of the Company's Common Stock at the time of the option exercise and the exercise price.
(2) Some of the unvested options are immediately exercisable, but any shares purchased under those options will be subject to repurchase by the Company, at the original exercise price paid per share, upon the optionee's cessation of service with the Company, before vesting in such shares. For those immediately exercisable options, the heading "Vested" refers to shares no longer subject to repurchase; the heading "Unvested" refers to shares subject to repurchase as of December 31, 1999. Those option shares that are not immediately exercisable will vest and typically become exercisable as to 20% of the stock upon completion of 12 months of service from the vesting start date, with the balance vesting in a series of equal annual installments over the next four years of service.

Termination and Change of Control Arrangements

   James P. Janicki, Joseph W. Pollard, Dana R. Brown, Eleanor M. Luce and Sidney V. Sack received options in 1999 to purchase shares of the Company's Common Stock. Under the terms of their respective option agreements, they will be entitled to certain accelerated vesting if their employment is terminated, other than for cause, after a change of control. In the event their employment terminates after a change of control occurs, they will immediately vest in all shares that otherwise would have vested during the twenty-four months following the date their employment terminates.

                                PROPOSAL NO. 2

                     RATIFICATION OF INDEPENDENT AUDITORS

   The Company is asking the stockholders to ratify the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2000. The affirmative vote of the holders of a majority of shares present or represented by proxy and voting at the Annual Meeting will be required to ratify the appointment of KPMG LLP.

   In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the appointment is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors feels that such a change would be in the Company's and its stockholders' best interests.

   KPMG LLP has audited the Company's financial statements for each of the fiscal years ended December 31, 1996 through December 31, 1999. Its representatives are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Recommendation of the Board of Directors

   The Board of Directors recommends a vote "FOR" the ratification of the selection of KPMG LLP to serve as the Company's independent auditors for the fiscal year ending December 31, 2000.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   The Company's Certificate of Incorporation limits the liability of its directors for monetary damages arising from a breach of their fiduciary duty as directors, except to the extent otherwise required by the Delaware General Corporation Law. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

   The Company's Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law. The Company has also entered into indemnification agreements with its officers and directors containing provisions that may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

   Mr. Royce J. Holland, a nominee for director of the Company, is Chairman of the Board and CEO of Allegiance Telecom, a customer of the Company. Purchases by Allegiance from the Company in fiscal year 1999 and year-to-date in fiscal year 2000 accounted for $3,030,722 and $82,203 in revenue to the Company, respectively.

               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

   The members of the Board of Directors, the executive officers of the Company and persons who hold more than 10% of the Company's outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which require them to file reports with respect to their ownership of the Company's Common Stock and their transactions in such Common Stock. Based upon (i) the copies of Section 16(a) reports that the Company received from such persons for their 1999 fiscal year transactions in the Common Stock and their Common Stock holdings and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the 1999 fiscal year, the Company believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its executive officers, Board of Directors members and greater than ten-percent stockholders, except that one Form 3 filing was made by Austin Ventures IV-B, L.P. on February 1, 2000, and purchase and sale transactions that were to have been filed in Form 4s on or before December 10, 1999 by Joseph W. Pollard and January 10, 2000 by Eleanor M. Luce were instead reported in Form 5s filed on February 11, 2000.

                                   FORM 10-K

   THE COMPANY WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF THE COMPANY'S FORM 10-K REPORT FOR FISCAL YEAR 2000, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULE AND LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO METASOLV SOFTWARE, INC., 5560 TENNYSON PARKWAY, PLANO, TEXAS 75024, ATTN: JONATHAN K. HUSTIS, GENERAL COUNSEL.

                 STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

   Stockholder proposals that are intended to be presented at the 2001 Annual Meeting that are eligible for inclusion in the Company's proxy statement and related proxy materials for that meeting under the applicable rules of the Securities and Exchange Commission must be received in writing by the Company's Secretary not later than December 15, 2000 in order to be included. Such stockholder proposals should be addressed to MetaSolv Software, Inc., 5560 Tennyson Parkway, Plano, Texas 75024, Attn: Jonathan K. Hustis, Corporate Secretary.

                                 OTHER MATTERS

   The Board of Directors knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board of Directors intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          /s/ Jonathan K. Hustis
                                          Jonathan K. Hustis
                                          Vice President--Business Services,
                                           General Counsel and Corporate
                                           Secretary

Plano, Texas
April 14, 2000


    WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

    THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING.

-------------------------------------------------------------------------------
PROXY                       METASOLV SOFTWARE, INC.                       PROXY
                   5560 Tennyson Parkway, Plano, Texas 75024

    This Proxy is Solicited on Behalf of the Board of Directors of MetaSolv Software, Inc. for the Annual Meeting of Stockholders to be held May 16,
                                     2000

  The undersigned holder of Common Stock, par value $.005, of MetaSolv Software, Inc. (the "Company") hereby appoints Jonathan K. Hustis and Glenn Etherington, or either of them, proxies for the undersigned, each with full power of substitution, to represent and to vote as specified in this Proxy all Common Stock of the Company that the undersigned stockholder would be entitled to vote if personally present at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Tuesday, May 16, 2000 at 10:00 a.m. local time, at the Company's headquarters located at 5560 Tennyson Parkway, Plano, Texas 75024, and at any adjournments or postponements of the Annual Meeting. The undersigned stockholder hereby revokes any proxy or proxies heretofore executed for such matters.

  This proxy, when properly executed, will be voted in the manner as directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS, FOR PROPOSAL 2, AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. The undersigned stockholder may revoke this proxy at any time before it is voted by delivering to the Corporate Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

  PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE. If you receive more than one proxy card, please sign and return ALL cards in the enclosed envelope.

               (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

--------------------------------------------------------------------------------
                           . FOLD AND DETACH HERE .

------------------------------------------------------------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE DIRECTORS AND "FOR" PROPOSAL 2             Please mark
                                                                                                              your votes as  [X]
                                                                                                              indicated in
                                                                                                              this example

1. To elect the following directors to serve for a term ending upon the 2003 Annual Meeting of Stockholders or until their successors are elected and qualified:

     FOR all nominees                 WITHHOLD             Nominees: David R. Semmel and Royce J. Holland
    listed to the right               AUTHORITY
     (except as marked           to vote for nominees      (Instruction: To withhold authority to vote for any individual nominee,
      to the contrary)            listed to the right      write that nominee's name on the space provided below.)

            [_]                           [_]              -------------------------------------------------------------------------

2. To ratify the appointment of KPMG LLP as the Company's inde-       In their discretion, the proxies are authorized to vote upon
   pendent auditors for the fiscal year ending December 31, 2000.     such other business as properly come before the Annual
                                                                      Meeting.
               FOR       AGAINST      ABSTAIN
               [_]         [_]          [_]                           The undersigned acknowledges receipt of the accompanying
                                                                      Notice of Annual Meeting of Stockholders and Proxy Statement.

                                                                      _________ Dated ________________________________________, 2000

                                                                                ____________________________________________________

                                                                                ____________________________________________________
                                                                                              Signature of Stockholder

                                                                                Please sign exactly as name appears. If acting as
                                                                                attorney, executor, trustee or in other
                                                                                representative capacity, sign name and title.

------------------------------------------------------------------------------------------------------------------------------------
                                                     . FOLD AND DETACH HERE .